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                                                                    EXHIBIT 10.4

                              SERVICES AGREEMENT
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     THIS SERVICES AGREEMENT ("Agreement") is made this 21st day of November,
1997, by and between LSB INDUSTRIES, INC., a Delaware corporation ("LSB"), and CLIMACHEM, INC., an Oklahoma corporation ("ClimaChem").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, LSB owns 100% of the issued and outstanding shares of capital stock of ClimaChem, and ClimaChem owns, directly or through one or more intermediaries, 100% of the issued and outstanding capital stock of the entities listed on Schedule 1 attached hereto (collectively, the "ClimaChem Subsidiaries").

     WHEREAS, LSB has historically provided to its subsidiaries various administrative services and has permitted employees of its subsidiaries to participate in certain employee benefit plans and programs sponsored and administered by LSB; and

     WHEREAS, ClimaChem and the ClimaChem Subsidiaries do not have the capability to economically undertake certain administrative services, and LSB is willing to provide such services to ClimaChem and the ClimaChem Subsidiaries subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

1.   Services.  Subject to the terms of this Agreement, LSB will provide the
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following services to ClimaChem and the ClimaChem Subsidiaries (the "Services"):

     1.1  Financial and Accounting Services.  LSB will keep and maintain the
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          financial books and records pertaining to ClimaChem and the operations conducted by all of the ClimaChem Subsidiaries. LSB will perform accounting services with respect to such books and records, including, without limitation, journal entry coding and input, maintenance of ledgers and reconciliation of account balances. LSB will (a) provide to ClimaChem monthly financial statements, (b) prepare and provide to ClimaChem other reports and analysis as may be necessary, (c) assist ClimaChem's auditors, and (d) have the books and records of ClimaChem and the ClimaChem Subsidiaries, on a consolidated basis, audited by outside independent auditors of LSB at such time and upon such terms as LSB deems necessary or appropriate.

     1.2  Order Entry.  LSB will assist ClimaChem in establishing and
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          maintaining ClimaChem and the ClimaChem Subsidiaries' order entry system. As reasonably requested by ClimaChem, LSB will compile the order entry data and
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          provide to ClimaChem certain reports regarding ClimaChem's and the
          ClimaChem Subsidiaries' customer orders. ClimaChem will, and will cause the ClimaChem Subsidiaries to, provide LSB with the information and other documents reasonably requested by LSB for use in the entry of such customer orders.

     1.3  Billings.  Invoices to be issued by ClimaChem for all sales by
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          ClimaChem and the ClimaChem Subsidiaries will be generated by LSB's data processing and computer groups. All reports and data output (including a copy of each invoice for the account of ClimaChem) generated by LSB pursuant to this paragraph will be available to ClimaChem in Oklahoma City. LSB will send copies of such reports and data output to such place as ClimaChem may reasonably request in writing. ClimaChem will, and will cause the ClimaChem Subsidiaries to, provide LSB with all invoices and other necessary documents, in a form usable by LSB's data processing and computer groups, for use by LSB in billing ClimaChem's and the ClimaChem Subsidiaries' sales.

     1.4  Credit Services.  LSB's credit department will (a) use reasonable
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          efforts to assist in the collection of ClimaChem's and the ClimaChem
          Subsidiaries' receivables, (b) receive ClimaChem's and the ClimaChem Subsidiaries' receivables and deposit such proceeds to the account of ClimaChem, and (c) make recommendations to ClimaChem with respect to approval or denial of requests for credit. LSB will not have any liability in connection with the failure to collect in full any receivable of ClimaChem and/or the ClimaChem Subsidiaries.

     1.5  Payable Services.  LSB will keep and maintain the books and records
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          for ClimaChem and the ClimaChem Subsidiaries in connection with their payables. Upon approval of each invoice received by ClimaChem and the ClimaChem Subsidiaries, such will be forwarded to LSB. Upon receipt of such invoice, LSB will prepare checks in payment of approved invoices. ClimaChem will, and will cause the ClimaChem Subsidiaries to, maintain sufficient funds in its accounts or have sufficient availability in their revolving credit facilities to pay approved invoices. ClimaChem will, and will cause the ClimaChem Subsidiaries to, designate to its bank the employees of LSB who will have authority to sign, on behalf of ClimaChem and the ClimaChem Subsidiaries, ClimaChem and ClimaChem Subsidiaries, whichever is applicable, checks in payment of approved invoices. The payment of all

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          ClimaChem's and the ClimaChem Subsidiaries' payables and invoices will be the sole and exclusive responsibility of ClimaChem and the ClimaChem Subsidiaries, whichever is applicable, and LSB will not be responsible or liable in connection with the failure to pay such invoices or to promptly pay such invoices. Neither LSB nor any LSB employee who signs a check on behalf of ClimaChem or the ClimaChem Subsidiaries for payment of an invoice or other evidence of indebtedness payable by ClimaChem or the ClimaChem Subsidiaries will have any liability in the payment of ClimaChem's or the ClimaChem Subsidiaries' invoices.

     1.6  Insurance.  LSB's insurance department will (a) make recommendations
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          to ClimaChem with respect to risk management matters and ClimaChem's and the ClimaChem Subsidiaries' insurance needs and (b) assist ClimaChem in obtaining appropriate insurance. ClimaChem and the ClimaChem Subsidiaries will be solely responsible and liable for obtaining such insurance and paying premiums on such insurance.

     1.7  Legal Services.  LSB will provide advice and assistance with respect
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          to ClimaChem's and the ClimaChem Subsidiaries legal matters.

     1.8  Human Resources.  LSB will (a) assist ClimaChem and the ClimaChem
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          Subsidiaries in hiring accounting and financial personnel and (b)
          provide assistance in the preparation of, and recordkeeping for, ClimaChem's and the ClimaChem Subsidiaries' payroll requirements. ClimaChem or the ClimaChem Subsidiaries will be liable for the payment of all salaries and other compensation of such personnel.

     1.9  Advertising and Marketing.  LSB will provide to ClimaChem and the
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          ClimaChem Subsidiaries such marketing, advertising, and promotional services as may be agreed by LSB and ClimaChem from time to time.

     1.10 International.  LSB will assist ClimaChem and the ClimaChem
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          Subsidiaries in any of their international activities as may be agreed to by LSB and ClimaChem from time to time.

2.   Space Allocation.  ClimaChem acknowledges that LSB must devote a
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significant portion of its office facilities (the "LSB Premises"), including its principal offices and financial accounting offices, to the performance of this Agreement. ClimaChem agrees that the market lease value of the Premises and

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the costs of acquiring, maintaining, and improving the LSB Premises will be allocated between LSB and ClimaChem based on the proportionate usage of the LSB Premises by LSB and ClimaChem. LSB will have the sole discretion and authority to determine the proportionate usage of the LSB Premises by LSB and ClimaChem. The value of ClimaChem's proportionate share of the LSB Premises and costs incurred by LSB in connection with the LSB Premises will constitute a cost incurred by LSB in performing the Services for purposes of paragraph 4 of this Agreement.

3.   Employee Benefits.  From and after the date of this Agreement, LSB will
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permit the employees of ClimaChem and the ClimaChem Subsidiaries (the "ClimaChem
Employees") to continue to participate in the employee benefit plans, including stock option plans, sponsored by LSB (collectively, the "LSB Plans") on the same basis as such employees participated immediately prior to the date of this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement will prohibit LSB from modifying or terminating the LSB Plans so long as (a) such modification or termination will apply to all participants in the LSB Plans or (b) with respect to any modification or termination that does not apply to all participants in the LSB Plans, ClimaChem consents to such modification or termination, which consent will not be unreasonably withheld. The contributions of the ClimaChem Employees to any LSB Plan and the costs associated with participation by ClimaChem Employees in the LSB Plans will be accounted for separately from contributions of, and costs associate with, participation by persons who are not ClimaChem Employees. The costs associated with participation by the ClimaChem Employees in the LSB Plans will constitute costs incurred by LSB in performing the Services for purposes of paragraph 4 of this Agreement.

4.   Payment for Services.  ClimaChem shall pay to LSB an amount equal to all
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direct and indirect costs and expenses, including third party charges, incurred by LSB in performing the Services under this Agreement until the date that this Agreement is terminated pursuant to paragraph 5 of this Agreement. LSB's costs and expenses shall include, without limitation, (a) the value of all time expended, directly or indirectly, on behalf of ClimaChem or the ClimaChem Subsidiaries by LSB employees, other than the President or Chief Financial Officer of LSB (who services are to be compensated under that certain Management Agreement, dated the November 21, 1997, between the parties hereto), including salaries, wages and fringe benefits paid by LSB; (b) all amounts paid by LSB on behalf of ClimaChem and the ClimaChem Subsidiaries to the employees of ClimaChem and the ClimaChem Subsidiaries; (c) the cost of supplies and materials, and the value of equipment, utilized by LSB for, and on behalf of, ClimaChem and the ClimaChem Subsidiaries; (d) all payables and obligations incurred by, or

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relating to, the operations and businesses of ClimaChem and the ClimaChem
Subsidiaries paid, or advanced, or incurred by LSB; (e) charges and fees billed by other parties and entities in connection with assisting LSB to perform the Services; (f) reasonable travel, lodging, and meal expenses in connection with LSB performing the Services; (g) all costs incurred pursuant to paragraphs 2 and 3 of this Agreement; and (h) all other reasonable costs and expenses incurred by LSB in connection with performing the Services. LSB will invoice ClimaChem each month during the term of this Agreement for the cost and expenses incurred during the prior month. Each invoice will be due and payable by ClimaChem to LSB on or before the 15/th/ day of the month following the date of such invoice. Upon ClimaChem's request, ClimaChem will have the right to review the documentation supporting LSB's invoices to ClimaChem.

5.   Term.  This Agreement is effective as of the date of this Agreement and
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will continue for a period of ten years, unless sooner terminated pursuant to the terms of this paragraph 5. Notwithstanding the foregoing, LSB may terminate this Agreement on 30 days' written notice to ClimaChem if ClimaChem defaults under any of the terms or provisions of this Agreement or if LSB sells 50% or more of the issued and outstanding stock of ClimaChem or sells, transfers or disposes of all, or substantially all, of the assets of ClimaChem.

6.   Performance of Services.
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     6.1  Degree of Care.  LSB shall perform the Services with the reasonable
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          degree of care, skill and prudence customarily exercised by it in respect of its own business, operations and affairs.

     6.2  Certain Limitations.  Each party acknowledges that the Services will
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          be provided only with respect to the businesses of ClimaChem and the
          ClimaChem Subsidiaries as such businesses exist as of the date of this Agreement or as otherwise mutually agreed by the parties. LSB will not be obligated to provide Services for the benefit of entities other than ClimaChem and the ClimaChem Subsidiaries.

     6.3  Certain Information.  ClimaChem will, and will cause the ClimaChem
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          Subsidiaries to, provide any information needed by LSB to perform the
          Services pursuant to this Agreement. If the failure to provide such information renders the performance of any requested Service impossible or unreasonably difficult, LSB may, upon reasonable notice to ClimaChem, refuse to provide such Service.

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7.   Assignment of Duties.  LSB may, without the consent of, or notice to,
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ClimaChem, retain any affiliate of LSB to perform all or any part of the
Services. LSB may retain non-affiliates of LSB to perform the Services unless ClimaChem objects in writing to LSB. Notwithstanding the foregoing, LSB may retain, without notice to ClimaChem and without ClimaChem having the right to object, such other parties or entities that are not affiliates of LSB to perform the Services in the event of exigent circumstances. The determination of an "exigent circumstance" will be in the sole and absolute discretion of LSB. The fees and charges of each individual or entity retained by LSB pursuant to this paragraph 7 will constitute a cost incurred by LSB in performing the Services for purposes of paragraph 4 of this Agreement.

8.   Limitations on Liability and Indemnification.  The following provisions
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will survive any termination of this Agreement:

     8.1  Limitations on Liability.  Neither party will have any liability under
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          this Agreement (including any liability for its own negligence) for damages, losses or expenses suffered by the other party or its subsidiaries as a result of the performance or nonperformance of such party's obligations hereunder, unless such damages, losses or expenses are caused by, or arise out of, the willful misconduct of such party or the breach by such party of its obligations hereunder and such breach continues uncured for 30 days after the occurrence of such breach. In no event will either party have any liability to the other party for indirect, incidental or consequential damages that such other party or its subsidiaries or any third party may incur or experience on account of the performance or nonperformance of such party's obligations hereunder.

     8.2  Indemnification.  Subject to the limitations on liability set forth in
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          the last sentence of paragraph 81, each party will indemnify, defend and hold harmless the other party and its directors, officers, employees, agents and representatives from and against all claims, liabilities, damages, losses and expenses (including reasonable attorneys' fees and expenses) caused by, or arising out of, the willful misconduct of such indemnifying party in the performance or nonperformance of its obligations hereunder or the breach by such indemnifying party of any of the express provisions of this Agreement.

9.   Assistance.  ClimaChem agrees to assist, and cause the ClimaChem
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Subsidiaries to assist, LSB in performing its Services

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hereunder in any manner which LSB deems necessary and further agrees to furnish
LSB in a timely manner with any documentation which LSB deems necessary to aid in performing its Services under this Agreement.

10.  Assignment.  This Agreement may be assigned by LSB, without the consent of
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ClimaChem, to any of the following: (a) any party or entity affiliated with, or an affiliate of, LSB; (b) any party or entity with whom LSB and/or its parent company may merge or consolidate or to whom LSB may sell all, or substantially all, of its assets, and (c) any party or entity LSB may retain to perform the Services.

11.  Entire Agreement.  This Agreement contains and expresses the entire
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agreement of the parties, and no other representations or conditions may be relied upon except as set out herein.

12.  Modification.  This Agreement may only be modified by the agreement of the
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parties hereto, in writing, and executed by both of the parties hereto.

13.  Governing Law.  This Agreement will be governed by, and interpreted in
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accordance with, the laws of the State of Oklahoma.

14.  Partial Invalidity and Captions.  If any clause or provision of this
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Agreement is illegal, invalid, or unenforceable, then, in such event, it is the intention of the parties hereto the remainder of this Agreement will not be affected thereby, and it is also the intention of the parties to this Agreement that, in lieu of each clause or provision of this Agreement that is illegal or invalid or unenforceable, there be added as a part of this Agreement a clause or provision as similar in the terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal and valid and enforceable. The captions of each paragraph hereof are entered as a matter of convenience only and will not be considered to be of any effect in the construction of the provision or provisions of this Agreement.

15.  Notice.  All notices in this Agreement provided to be given by either party
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hereto to the other will be deemed to have been given, when made in writing and deposited in the United States mail, certified and postage prepaid, addressed as follows:

     If to LSB:               LSB Industries, Inc.
                              16 South Pennsylvania
                              Post Office Box 754
                              Oklahoma City, Oklahoma  73101
                              Attention: Chief Financial Officer

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     with a copy to:          Office of the General Counsel
                              LSB Industries, Inc.
                              Post Office Box 754
                              Oklahoma City, Oklahoma  73101

     If to ClimaChem          ClimaChem, Inc.
     or to the ClimaChem      16 South Pennsylvania
     Subsidiaries:            Post Office Box 754
                              Oklahoma City, Oklahoma  73101
                              Attention:  President

The address to which any notice, demand or other writing may be given, made, or sent to either party may be changed by written notice given by such party as above provided.

16.  Waiver.  No waiver by either party with respect to any breach or default or
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of any right or remedy and no course of dealing, will be deemed to constitute a continuing waiver or any other breach or default of any other right or remedy, unless such waiver is expressed in writing signed by the party to be bound. Furthermore, the failure of a party to exercise any right will not be deemed a waiver of such future right or rights.

     IN WITNESS WHEREOF, the parties to the foregoing Agreement have hereunto set their hands the day and year first above written.

                                        LSB INDUSTRIES, INC.


                                        By______________________________
                                          Jim D. Jones
                                          Vice President and Controller

                                        CLIMACHEM, INC.


                                        By______________________________
                                          David R. Goss
                                          Vice President

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